SLM Student Loan Trust 2001-2
Quarterly Servicing Report
Report Date: 9/30/2004 Reporting Period: 7/1/04-9/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		6/30/2004	Activity	9/30/2004
A	i	Portfolio Balance	$579,897,172.45	$81,105,454.94	$498,791,717.51
	ii	Interest to be Capitalized	3,663,025.40		3,246,945.69

	iii	Total Pool	$583,560,197.85		$502,038,663.20

	iv	Specified Reserve Account Balance	—		—

	v	Total Adjusted Pool	$583,560,197.85		$502,038,663.20

B	i	Weighted Average Coupon (WAC)	3.982%		3.992%
	ii	Weighted Average Remaining Term	96.42		94.99
	iii	Number of Loans	198,629		177,793
	iv	Number of Borrowers	77,828		70,748

						% of		% of
	Notes			Spread	Balance 7/26/04	O/S Securities	Balance 10/25/04	O/S Securities
C	i	A-1T Notes	78442GCU8	0.77%	$8,540,618.12	1.464%	$—	0.000%
	ii	A-1L Notes	78442GCT1	0.04%	25,143,579.73	4.309%	(0.00)	0.000%
	iii	A-2L Notes	78442GCV6	0.12%	496,120,000.00	85.016%	448,282,663.20	89.292%
	iv	B Notes	78442GCX2	0.45%	53,756,000.00	9.212%	53,756,000.00	10.708%

	v	Total Notes			$583,560,197.85	100.000%	$502,038,663.20	100.000%

	Reserve Account		7/26/2004	10/25/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,458,900.49	$1,255,096.66
	iv	Reserve Account Floor Balance ($)	$1,501,342.00	$1,501,342.00
	v	Current Reserve Acct Balance ($)	$1,501,342.00	$1,501,342.00

II. 2001-2 Transactions from: 7/1/2004 through: 9/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$77,661,850.95
	ii	Principal Collections from Guarantor	5,551,675.99
	iii	Principal Reimbursements	18,288.33
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$83,231,815.27

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$92,875.23
	ii	Capitalized Interest	(2,219,235.56)

	iii	Total Non-Cash Principal Activity	$(2,126,360.33)

C	Total Student Loan Principal Activity		$81,105,454.94

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,682,223.74
	ii	Interest Claims Received from Guarantors	245,257.13
	iii	Collection Fees/Returned Items	43,021.70
	iv	Late Fee Reimbursements	284,064.63
	v	Interest Reimbursements	20,484.10
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	224,026.04
	viii	Subsidy Payments	661,459.96

	ix	Total Interest Collections	$4,160,537.30

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(19,919.55)
	ii	Capitalized Interest	2,219,235.56

	iii	Total Non-Cash Interest Adjustments	$2,199,316.01

F	Total Student Loan Interest Activity		$6,359,853.31

G	Non-Reimbursable Losses During Collection Period		$91,522.58
H	Cumulative Non-Reimbursable Losses to Date		$1,517,258.35

III. 2001-2 Collection Account Activity 7/1/2004 through 9/30/2004

A	Principal Collections
	i	Principal Payments Received	$20,235,937.44
	ii	Consolidation Principal Payments	62,977,589.51
	iii	Reimbursements by Seller	1,953.19
	iv	Borrower Benefits Reimbursed	4,744.30
	v	Reimbursements by Servicer	4,763.40
	vi	Re-purchased Principal	6,827.44

	vii	Total Principal Collections	$83,231,815.28

B	Interest Collections
	i	Interest Payments Received	$3,378,934.32
	ii	Consolidation Interest Payments	434,032.55
	iii	Reimbursements by Seller	3,208.26
	iv	Borrower Benefits Reimbursed	1,279.95
	v	Reimbursements by Servicer	15,493.80
	vi	Re-purchased Interest	502.09
	vii	Collection Fees/Returned Items	43,021.70
	viii	Late Fees	284,064.63

	ix	Total Interest Collections	$4,160,537.30

C	Other Reimbursements		$150,560.69

D	Administrator Account Investment Income		$—

E	Return funds borrowed for previous distribution		$—

	TOTAL FUNDS RECEIVED		$87,542,913.27

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(832,554.44)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$86,710,358.83

G	Servicing Fees Due for Current Period		$384,367.48

I	Carryover Servicing Fees Due		$—

J	Administration Fees Due		$20,000.00

K	Aggregate Swap Fees Due		$10,901.40

L	Total Fees Due for Period		$415,268.88

IV. 2001-2 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004
INTERIM:

In School
Current	3.821%	3.804%	2,528	2,157	1.273%	1.213%	$9,272,070.42	$7,800,999.21	1.599%	1.564%

Grace
Current	3.766%	3.684%	942	1,036	0.474%	0.583%	$3,138,574.15	$3,614,780.21	0.541%	0.725%
TOTAL INTERIM	3.807%	3.766%	3,470	3,193	1.747%	1.796%	$12,410,644.57	$11,415,779.42	2.140%	2.289%
REPAYMENT
Active
Current	4.073%	4.094%	112,390	100,661	56.583%	56.617%	$279,270,736.03	$238,222,264.57	48.159%	47.760%
31-60 Days Delinquent	4.100%	4.139%	8,160	6,992	4.108%	3.933%	$25,160,039.66	$20,120,173.40	4.339%	4.034%
61-90 Days Delinquent	4.072%	4.115%	5,036	4,596	2.535%	2.585%	$16,130,849.53	$14,599,256.50	2.782%	2.927%
91-120 Days Delinquent	4.021%	4.094%	3,408	2,955	1.716%	1.662%	$11,845,926.35	$9,370,593.95	2.043%	1.879%
> 120 Days Delinquent	4.134%	4.112%	8,991	9,403	4.527%	5.289%	$31,521,330.08	$32,280,233.92	5.436%	6.472%

Deferment
Current	3.576%	3.566%	29,270	27,275	14.736%	15.341%	$95,487,088.33	$86,380,585.95	16.466%	17.318%

Forbearance
Current	4.032%	4.050%	26,619	21,810	13.401%	12.267%	$103,798,545.14	$83,564,599.99	17.899%	16.753%

TOTAL REPAYMENT	3.985%	3.996%	193,874	173,692	97.606%	97.693%	$563,214,515.12	$484,537,708.28	97.124%	97.143%
Claims in Process (1)	4.077%	4.227%	1,269	900	0.639%	0.506%	$4,215,504.23	$2,811,933.14	0.727%	0.564%
Aged Claims Rejected (2)	4.334%	3.996%	16	8	0.008%	0.004%	$56,508.53	$26,296.67	0.010%	0.005%
GRAND TOTAL	3.982%	3.992%	198,629	177,793	100.000%	100.000%	$579,897,172.45	$498,791,717.51	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*	Percentages may not total 100% due to rounding.

V. 2001-2 Portfolio Characteristics by Loan Type and School

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	4.000%	119,321	$297,291,731.37	59.602%
- GSL — Unsubsidized	3.735%	47,152	$161,057,234.56	32.289%
- PLUS Loans	4.665%	6,469	$24,735,605.17	4.959%
- SLS Loans	5.366%	4,851	$15,707,146.41	3.149%

- Total	3.992%	177,793	$498,791,717.51	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	4.015%	139,762	$418,250,996.12	83.853%
-Two Year	3.875%	24,653	$51,681,538.87	10.361%
-Technical	3.871%	13,310	$28,728,385.15	5.760%
-Other	4.877%	68	$130,797.37	0.026%

- Total	3.992%	177,793	$498,791,717.51	100.000%

VI. 2001-2 Student Loan Rate Calculation and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period			$4,546,266.88
B	Interest Subsidy Payments Accrued During Collection Period			583,253.62
C	SAP Payments Accrued During Collection Period			731,917.90
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACTS)			222,893.21
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)			0.00

F	Net Expected Interest Collections			$6,084,331.61
G	Student Loan Rate
	i	Days in Calculation Period		91
	ii	Days in Year		360
	iii	Net Expected Interest Collections		$6,084,331.61
	iv	Primary Servicing Fee		$1,216,921.92
	v	Administration Fee		$20,000.00
	vi	Aggregate Swap Fees		$10,901.40
	vii	Total Pool Balance at Beginning of Collection Period		$583,560,197.85
	viii	Student Loan Rate (ii/i) * ((iii - iv - v - vi)/vii)		3.27874%
H	Floating Rate Swap Payments Due to the Trust

			Class A-1L	Class A-2L	Class B

	i	Aggregate Notional Swap Amounts	25,143,580	496,120,000	53,756,000
	ii	Libor Based Interest Rates/Rate of Return	1.70000%	1.78000%	2.11000%
	iii	Student Loan Rate Cap	3.27874%	3.27874%	3.27874%
	iv	Excess Over Cap (ii - iii)	0.00000%	0.00000%	0.00000%

	v	Floating Rate Swap Payments Due to the Trust	$0.00	$0.00	$0.00

VII. 2001-2 Accrued Interest Factors

		Accrued Int Factor	Accrual Period	Rate
A	Class A-1T T-Bill Based Interest Rate
B	Class A-1T Interest Rate	0.005921788	(7/26/04 - 10/25/04)	2.38173%
C	Class A-1L Libor Based Interest Rate
D	Class A-1L Interest Rate	0.004297222	(7/26/04 - 10/25/04)	1.70000%
E	Class A-2L Libor Based Interest Rate
F	Class A-2L Interest Rate	0.004499444	(7/26/04 - 10/25/04)	1.78000%
G	Class B Libor Based Rate of Return
H	Class B Interest Rate	0.005333611	(7/26/04 - 10/25/04)	2.11000%

VIII. 2001-2 Weekly T-Bill Rate Resets

			Number of
Period			Days Weighted	91 Day T-bill	A-1T Reset

07/26/04	—	07/26/04	1	1.352%	2.1220%

07/27/04	—	08/02/04	7	1.449%	2.2190%

08/03/04	—	08/09/04	7	1.490%	2.2600%

08/10/04	—	08/16/04	7	1.497%	2.2670%

08/17/04	—	08/23/04	7	1.498%	2.2680%

08/24/04	—	08/30/04	7	1.541%	2.3110%

08/31/04	—	09/07/04	8	1.607%	2.3770%

09/08/04	—	09/13/04	6	1.663%	2.4330%

09/14/04	—	09/20/04	7	1.671%	2.4410%

09/21/04	—	09/27/04	7	1.716%	2.4860%

09/28/04	—	10/04/04	7	1.741%	2.5110%

10/05/04	—	10/12/04	8	1.716%	2.4860%

10/13/04	—	10/24/04	12	1.711%	2.4810%

Total Days in Accrual Period			91

IX. 2001-2 Inputs From Prior Quarter 6/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$579,897,172.45
	ii	Interest To Be Capitalized	3,663,025.40

	iii	Total Pool	$583,560,197.85
	iv	Specified Reserve Account Balance	—

	v	Total Adjusted Pool	$583,560,197.85

B	Total Note Factor		0.37995267707
C	Total Note Balance		$583,560,197.85

D	Note Balance 7/26/2004		Class A-1T	Class A-1L	Class A-2L	Class B

	i	Current Factor	0.0341624725	0.0341624725	1.0000000000	1.0000000000
	ii	Expected Note Balance	$8,540,618.12	$25,143,579.73	$496,120,000.00	$53,756,000.00

E	Note Principal Shortfall		$0.00	$(0.00)	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$1,501,342.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00
M	Unpaid Floating Rate Swap Payment Reimbursements		$0.00
N	Interest Due on Unpaid Floating Rate Swap Payment Reimbursements		$0.00

X. 2001-2 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D + VI-H-v )		$86,933,252.04	$86,933,252.04

B	Primary Servicing Fees-Current Month		$384,367.48	$86,548,884.56

C	Administration Fee		$20,000.00	$86,528,884.56

D	Swap Fees

	i	Fixed Rate Swap Payment	$5,450.70	$86,523,433.86
	ii	Fixed Rate Swap Payment	$5,450.70	$86,517,983.16

	iii	Total Swap Fees	$10,901.40

E	Noteholder’s Interest Distribution Amount

	i	Class A-1T	$50,575.73	$86,467,407.43
	ii	Class A-1L	$108,047.55	$86,359,359.88
	iii	Class A-2L	$2,232,264.38	$84,127,095.50
	iv	Class B	$286,713.60	$83,840,381.90

	v	Total Noteholder’s Interest Distribution	$2,677,601.26

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1T	$8,540,618.12	$75,299,763.78
	ii	Class A-1L	$25,143,579.73	$50,156,184.05
	iii	Class A-2L	$47,837,336.80	$2,318,847.25
	iv	Class B	$0.00	$2,318,847.25

	v	Total Noteholder’s Principal Distribution	$81,521,534.65

G	Increase to the Specified Reserve Account Balance		$0.00	$2,318,847.25

H	Floating Rate Swap Payment Reimbursement		$0.00	$2,318,847.25

I	Carryover Servicing Fees		$0.00	$2,318,847.25

J	Noteholder’s Interest Carryover
	i	Class A-1T	$0.00	$2,318,847.25
	ii	Class A-1L	$0.00	$2,318,847.25
	iii	Class A-2L	$0.00	$2,318,847.25
	iv	Class B	$0.00	$2,318,847.25

	v	Total Noteholder’s Interest Carryover	$0.00

K	Excess to Reserve Account		$2,318,847.25	$0.00

XI. 2001-2 Distributions

A	Distribution Amounts			Class A-1T		Class A-1L		Class A-2L		Class B
	i ii	Quarterly Interest Due Quarterly Interest Paid			$50,575.73 50,575.73		$108,047.55 108,047.55		$2,232,264.38 2,232,264.38		$286,713.60 286,713.60

	iii iv v	Interest Shortfall Interest Carryover Due Interest Carryover Paid		$ $	0.00 0.00 0.00	$ $	0.00 0.00 0.00	$ $	0.00 0.00 0.00	$ $	0.00 0.00 0.00

	vi vii viii	Interest Carryover Quarterly Principal Due Quarterly Principal Paid		$ $	0.00 8,540,618.12 8,540,618.12	$ $	0.00 25,143,579.73 25,143,579.73	$ $	0.00 47,837,336.80 47,837,336.80	$ $	0.00 0.00 0.00

	ix	Quarterly Principal Shortfall			$0.00		$0.00		$0.00		$0.00

	x	Total Distribution Amount			$8,591,193.85		$25,251,627.28		$50,069,601.18		$286,713.60

B	Principal Distribution Reconciliation
	i	Notes Principal Balance 9/30/04			$583,560,197.85
	ii	Adjusted Pool Balance 9/30/04			502,038,663.20

	iii	Adjusted Pool Exceeding Notes Balance (i - ii)			$81,521,534.65

	iv v	Adjusted Pool Balance 6/30/04 Adjusted Pool Balance 9/30/04			$583,560,197.85 502,038,663.20

	vi	Current Principal Due (iv - v)			$81,521,534.65
	vii	Principal Shortfall from Previous Collection Period			(0.00)

	viii	Principal Distribution Amount (vi + vii)			$81,521,534.65

	ix	Principal Distribution Amount Paid			$81,521,534.65

	x	Principal Shortfall (viii - ix)			$(0.00)

C		Total Principal Distribution			$81,521,534.65
D		Total Interest Distribution			2,677,601.26

E		Total Cash Distributions			$84,199,135.91

F	Note Balances		7/26/2004	10/25/2004
	i	A-1T Note Balance 78442GCU8	$8,540,618.12		$—
		A-1T Note Pool Factor	0.0341624725		0.0000000000

	ii	A-1L Note Balance 78442GCT1	$25,143,579.73		$(0.00)
		A-1L Note Pool Factor	0.0341624725		(0.0000000000)

	iii	A-2L Note Balance 78442GCV6	$496,120,000.00		$448,282,663.20
		A-2L Note Pool Factor	1.0000000000		0.9035770846

	iv	B Note Balance 78442GCX2	$53,756,000.00		$53,756,000.00
		B Note Pool Factor	1.0000000000		1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$1,501,342.00
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$2,318,847.25

	iv	Total Reserve Account Balance Available			$3,820,189.25
	v	Required Reserve Account Balance			$1,501,342.00

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve — Release to SLM Investment Corp.			$2,318,847.25
	viii	Ending Reserve Account Balance			$1,501,342.00

XII. 2001-2 Historical Pool Information

						2003	2002
			7/1/04-9/30/04	4/1/04-6/30/04	1/1/03-3/31/04	1/1/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$579,897,172.45	$607,758,891.91	$664,351,223.01	$950,729,493.01	$1,308,192,089.31
	Student Loan Principal Activity
	i	Regular Principal Collections	$77,661,850.95	$24,498,705.26	$52,600,122.30	$217,476,217.67	$141,746,109.93
	ii	Principal Collections from Guarantor	5,551,675.99	5,846,534.41	6,430,073.31	27,085,898.12	38,077,044.73
	iii	Principal Reimbursements	18,288.33	32,582.03	130,582.71	57,424,272.63	204,016,184.18
	iv	Other System Adjustments	0.00	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$83,231,815.27	$30,377,821.70	$59,160,778.32	$301,986,388.42	$383,839,338.84
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$92,875.23	$97,796.02	$97,405.36	$2,168,566.69	$3,563,411.67
	ii	Capitalized Interest	(2,219,235.56)	(2,613,898.26)	(2,665,852.58)	(17,776,685.11)	(29,940,154.21)

	iii	Total Non-Cash Principal Activity	$(2,126,360.33)	$(2,516,102.24)	$(2,568,447.22)	$(15,608,118.42)	$(26,376,742.54)
(-)	Total Student Loan Principal Activity		$81,105,454.94	$27,861,719.46	$56,592,331.10	$286,378,270.00	$357,462,596.30
	Student Loan Interest Activity
	i	Regular Interest Collections	$2,682,223.74	$2,610,318.51	$3,033,919.37	$16,706,198.02	$31,174,164.84
	ii	Interest Claims Received from Guarantors	245,257.13	262,308.69	286,507.13	1,511,311.08	2,744,586.02
	iii	Collection Fees/Returned Items	43,021.70	33,081.05	42,304.24	115,600.50	35,470.92
	iv	Late Fee Reimbursements	284,064.63	180,563.04	256,280.99	918,943.80	982,626.26
	v	Interest Reimbursements	20,484.10	17,885.06	13,389.07	418,806.68	1,841,216.75
	vi	Other System Adjustments	0.00	0.00	0.00	0.00	0.00
	vii	Special Allowance Payments	224,026.04	142,731.51	152,599.07	243,895.59	298,345.63
	viii	Subsidy Payments	661,459.96	733,638.90	752,538.65	4,577,302.17	8,857,724.40

	ix	Total Interest Collections	$4,160,537.30	$3,980,526.76	$4,537,538.52	$24,492,057.84	$45,934,134.82

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(19,919.55)	$1,949.84	$1,135.28	$(1,674,042.43)	$(2,911,196.75)
	ii	Capitalized Interest	2,219,235.56	2,613,898.26	2,665,852.58	17,776,685.11	29,940,154.21

	iii	Total Non-Cash Interest Adjustments	$2,199,316.01	$2,615,848.10	$2,666,987.86	$16,102,642.68	$27,028,957.46

	Total Student Loan Interest Activity		$6,359,853.31	$6,596,374.86	$7,204,526.38	$40,594,700.52	$72,963,092.28

(=)	Ending Student Loan Portfolio Balance		$498,791,717.51	$579,897,172.45	$607,758,891.91	$664,351,223.01	$950,729,493.01
(+)	Interest to be Capitalized		$3,246,945.69	$3,663,025.40	$4,133,087.68	$4,427,756.88	$7,350,301.58
(=)	TOTAL POOL		$502,038,663.20	$583,560,197.85	$611,891,979.59	$668,778,979.89	$958,079,794.59
(+)	Reserve Account Balance		$—	$—	$1,529,729.95	$1,671,947.45	$2,395,199.49
(=)	Total Adjusted Pool		$502,038,663.20	$583,560,197.85	$613,421,709.54	$670,450,927.34	$960,474,994.08

XIII. 2001-2 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Jul-01	$1,459,107,925	7.31%
Oct-01	$1,403,599,415	8.30%
Jan-02	$1,319,559,862	11.00%
Apr-02	$1,227,230,795	13.02%
Jul-02	$1,157,664,045	13.14%
Oct-02	$1,047,299,829	15.54%
Jan-03	$958,079,795	16.60%
Apr-03	$875,001,086	17.37%
Jul-03	$830,684,579	16.48%
Oct-03	$726,600,695	18.44%
Jan-04	$668,778,980	18.45%
Apr-04	$611,891,980	18.58%
Jul-04	$583,560,198	17.61%
Oct-04	$502,038,663	19.16%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.